Ex 10.11

                                                              May 18, 2005


Morgan Joseph & Co. Inc.
600 Fifth Avenue, 19th Floor
New York, New York 10020

                Re:     COCONUT PALM ACQUISITION CORP.

Gentlemen:

        This letter will confirm the agreement of the undersigned to purchase warrants ("WARRANTS") of Coconut Palm Acquisition Corp. ("COMPANY") included in the units ("UNITS") being sold in the Company's initial public offering ("IPO") upon the terms and conditions set forth herein. Each Unit is comprised of one share of Common Stock and two Warrants. The shares of Common Stock and Warrants will not be separately tradable until 90 days after the effective date of the Company's IPO unless Morgan Joseph & Co. Inc. ("MORGAN JOSEPH") and EarlyBirdCapital, Inc. inform the Company of their decision to allow earlier separate trading.

        The undersigned agree that this letter agreement constitutes an irrevocable order for the undersigned to purchase through Morgan Joseph for the account or accounts of the undersigned, within the forty trading-day period commencing on the date separate trading of the Warrants commences ("SEPARATION DATE"), as many Warrants as are available for purchase at market prices not to exceed $0.70 per Warrant, subject to a maximum Warrant purchase obligation equal to, in the aggregate, 2,000,000 Warrants ("MAXIMUM WARRANT PURCHASE"). Morgan Joseph agrees to fill such order in such amounts and at such times as it may determine in its sole discretion during the forty trading-day period commencing on the Separation Date. Morgan Joseph further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

        Morgan Joseph will promptly notify the undersigned of any purchase of Warrants hereunder so that the undersigned can comply with applicable reporting requirements on a timely basis.

        The undersigned may notify Morgan Joseph that all or part of the Maximum Warrant Purchase will be made by an affiliate of any of the undersigned (or another person or entity introduced to Morgan Joseph by an undersigned (a "DESIGNEE")) who (or which) has an account at Morgan Joseph and, in such event, Morgan Joseph will make such purchase on behalf of said affiliate or Designee; provided, however, that the undersigned hereby agree to make payment of the purchase price of such purchase and to fulfill the Maximum Warrant Purchase in the event and to the extent that the affiliate or Designee fails to make such payment or such purchase.

        Each of the undersigned agrees that neither he nor any of his affiliates or Designees shall sell or transfer the Warrants until after the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business and acknowledges that, at the option of Morgan Joseph, the certificates for such Warrants shall contain a legend indicating such restriction on transferability.

                                        Very truly yours,


                                        /s/ Richard C. Rochon
                                        ----------------------
                                        Richard C. Rochon


                                        /s/ Stephen J. Ruzika
                                        ----------------------
                                        Stephen J. Ruzika


                                        /s/ Jack I. Ruff
                                        ----------------------
                                        Jack I. Ruff


                                        /s/ Mario B. Ferrari
                                        ----------------------
                                        Mario B. Ferrari


                                        /s/ Robert C. Farenhem
                                        ----------------------
                                        Robert C. Farenhem